                                                                    Exhibit 8(e)

                             FEE WAIVER AGREEMENT


         THIS FEE WAIVER AGREEMENT, dated as of August 2, 1999, is entered into by and among Fund Asset Management L.P. ("FAM"), acting in its capacity as the adviser of each series (each, a "Portfolio") of the Index Master Series Trust (the "Trust"), Merrill Lynch Asset Management, L.P. ("MLAM"), as the administrator of each series (each, a "Fund") of Merrill Lynch Index Funds, Inc. (the "Corporation") and the Trust, on behalf of each Portfolio and the Corporation, on behalf of each Fund.

         WHEREAS, each Fund invests all of its assets in a corresponding Portfolio;

         WHEREAS, the Board of Directors of the Corporation, the Board of Trustees of the Trust, FAM and MLAM have agreed that FAM and MLAM will waive all or a portion of their fees to the extent necessary to ensure that the combination of the advisory fees paid by a Portfolio and the administration fees paid by the corresponding Fund do not exceed specified amounts; and

         WHEREAS, FAM and MLAM understand and intend that each Fund will rely on this Agreement in preparing a registration statement on Form N-1A and in accruing Fund expenses for purposes of calculating net asset value and for other purposes, and expressly permit each Fund to do so; and

         WHEREAS, shareholders of each Fund will benefit from the ongoing waivers by incurring lower Fund operating expenses than they would absent such waivers.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, FAM and MLAM agree to waive fees of each Fund and/or its corresponding Portfolio to the extent necessary to limit the aggregate administrative and management fees charged to each Fund and its corresponding Portfolio to: (i) 0.25% for the Merrill Lynch S&P 500 Index Fund;
(ii) 0.30% for the Merrill Lynch Small Cap Index Fund; (iii) 0.20% for the Merrill Lynch Aggregate Bond Index Fund; and (iv) 0.35% for the Merrill Lynch International Index Fund. The relative amounts of the waiver of fees by FAM and MLAM will be determined by FAM and MLAM in their discretion, so long as the aggregate administrative and management fees charged to a Fund do not exceed the amounts stated above. This contractual waiver shall be effective for each Fund's current fiscal year and for fiscal years thereafter unless the Board of Directors of the Corporation, Board of Trustees of the Trust, FAM and MLAM agree otherwise not less than 30 days prior to the end of the then current fiscal year.

         IN WITNESS WHEREOF, FAM, MLAM, the Trust and the Corporation have agreed to this Fee Waiver Agreement as of the day and year first above written.



                                            FUND ASSET MANAGEMENT, L.P.

                                            By: Princeton Services, Inc.,
                                                its general partner

                                            By: _____________________________
                                                Name:
                                                Title:

                                            MERRILL LYNCH ASSET MANAGEMENT, L.P.


                                            By: _____________________________
                                                Name:
                                                Title:

                                            INDEX MASTER SERIES TRUST,
                                                on behalf of each Portfolio

                                            By: _____________________________
                                                Name:
                                                Title:

                                            MERRILL LYNCH INDEX FUNDS, INC.,
                                                on behalf of each Fund

                                            By: _____________________________
                                                Name:
                                                Title: